As filed with the Securities and Exchange Commission on March 22, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

OMNICOM GROUP INC	New York	13-1514814
OMNICOM CAPITAL INC	Connecticut	06-1582649
OMNICOM FINANCE INC	Delaware	13-6434626
(Name of registrants)	(States of incorporation	(I.R.S. Employer
	or organization)	Identification Numbers)

437 Madison Avenue
New York, New York 10022
(212) 415-3600
(Address and telephone number of registrant’s principal executive offices)

Michael J. O’Brien, Esq.
Secretary and General Counsel
Omnicom Group Inc.
437 Madison Avenue
New York, New York 10022
(212) 415-3600
(Agent for service)

Copies to:
Meredith Berkowitz, Esq.
Jones Day
222 East 41st Street
New York, New York 10017
(212) 326-3939

        Approximate date of commencement of proposed sale of the securities to the public: At such time (from time to time) after the effective date of this Registration Statement as the Registrants may determine in light of market conditions and other factors.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |X|

        If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|

(continued on the following pages)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Senior Debt Securities of Omnicom Group
Inc., Omnicom Capital Inc.
and Omnicom Finance Inc.	—	—	—	—

Guarantee of Senior Debt Securities of
Omnicom Group Inc., Omnicom Capital
Inc. and Omnicom Finance Inc.	(2)	(2)	(2)	(2)

(1)	An indeterminate aggregate initial offering price of senior debt securities is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee, except for $215,737 that has already been paid with respect to $421,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement Nos. 333-46303 and 333-47342 and were not sold thereunder. Pursuant to Rule 457(p), such unutilized filing fee may be applied to the filing fee payable pursuant to this Registration Statement.

(2)	The guarantee registered hereby relates to Omnicom Capital Inc.’s and Omnicom Finance Inc.’s obligations as co-obligors of the Senior Debt Securities of Omnicom Group Inc., Omnicom Capital Inc. and Omnicom Finance Inc. being registered hereby. No separate consideration will be received for the guarantee. Pursuant to Rule 457(n), no separate registration fee is required with respect to the guarantee.

PROSPECTUS

OMNICOM GROUP INC.
OMNICOM CAPITAL INC.
OMNICOM FINANCE INC.

Senior Debt Securities

        We may from time to time issue senior debt securities. We will specify in the accompanying prospectus supplement the terms of the securities. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the specific terms of the plan of distribution as well as the names of any underwriters or agents in the accompanying prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is March 22, 2006

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information; Incorporation of Documents by Reference.”

        The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about the Issuers and the senior debt securities offered under this prospectus. That registration statement can be read at the SEC’s web site (www.sec.gov) or at the SEC’s offices mentioned under the heading “Where You Can Find More Information; Incorporation of Documents by Reference.’’

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THE REGISTRANTS

        When used in this prospectus, the term “Omnicom Group” refers to Omnicom Group Inc. together with its consolidated subsidiaries, the term “Omnicom Group Inc.” refers to only Omnicom Group Inc. and not its subsidiaries, the term “Omnicom Capital” refers only to Omnicom Capital Inc., the term “Omnicom Finance” refers only to Omnicom Finance Inc., and the term, “Issuers,” “we,” “us” and “our” refer collectively to Omnicom Group Inc., Omnicom Capital and Omnicom Finance, in each case, unless otherwise specified.

Omnicom Group Inc.

        Omnicom Group is one of the largest advertising, marketing and corporate communications companies in the world. Our services are provided to clients through global, pan-regional and local agency brands. Omnicom Group provides services to over 5,000 clients in more than 100 countries.

        Our agencies provide an extensive range of services which we group into four fundamental disciplines: traditional media advertising; customer relationship management, or CRM, public relations and specialty communications. The services included in these categories are:

advertising	media planning and buying
brand consultancy	mobile marketing
crisis communications	multi-cultural marketing
custom publishing	non-profit marketing
database management	organizational communications
digital and interactive marketing	package design
direct marketing	product placement
directory advertising	promotional marketing
entertainment marketing	public affairs
environmental design	public relations
field marketing	real estate advertising and marketing
financial/corporate business-to-business advertising	recruitment communications
graphic arts	reputation consulting
healthcare communications	retail marketing
instore design	search engine marketing
investor relations	sports and event marketing
marketing research

        Omnicom Group Inc.’s principal executive office is at 437 Madison Avenue, New York, NY 10022, and its telephone number is (212) 415-3600.

Omnicom Capital Inc. and Omnicom Finance Inc.

        Omnicom Capital Inc. and Omnicom Finance Inc. are wholly owned direct subsidiaries of Omnicom Group Inc. Neither Omnicom Capital nor Omnicom Finance has any independent operations or subsidiaries. The sole function of both Omnicom Capital and Omnicom Finance is to provide funding for the operations of Omnicom Group Inc. and its operating subsidiaries by incurring debt and lending the proceeds to the operating subsidiaries. Their respective assets consist of the intercompany loans they make or have made to Omnicom Group Inc.’s operating subsidiaries and the related interest receivables.

        Omnicom Capital is incorporated in Connecticut. Its principal office is located at One East Weaver Street, Greenwich, CT 06831 and its telephone number is (203) 625-3000. Omnicom Finance is incorporated in Delaware. Its principal office is located at 437 Madison Avenue, New York, New York 10022 and its telephone number is (212) 415-3600.

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SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION

        The following table sets forth selected consolidated financial data for Omnicom Group Inc. and its consolidated subsidiaries and should be read in conjunction with the consolidated financial statements of Omnicom Group Inc. and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in Omnicom Group Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated into this prospectus by reference. The information for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 was derived from Omnicom Group Inc.’s audited financial statements. Omnicom Group Inc.’s financial statements for the years ended December 31, 2002, 2003, 2004 and 2005 were audited by KPMG LLP, whom Omnicom Group Inc. appointed as its independent auditors as of June 13, 2002. Omnicom Group Inc.’s financial statements for the year ended December 31, 2001 were audited by our former independent auditors, Arthur Andersen LLP. Arthur Andersen has ceased auditing public companies in the United States.

        In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation (“SFAS 123”), as amended by SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment of FASB Statement No. 123 (“SFAS 148”), Omnicom Group Inc. elected, effective January 1, 2004, to account for stock-based employee compensation using the fair value method. As a result, the fair value of stock-based employee compensation, including unvested employee stock options issued and outstanding, was recorded as an expense in the current period and all prior periods presented utilizing the retroactive restatement method as set forth in SFAS 148. Accordingly, Omnicom Group Inc.’s results for the prior periods have been restated as if Omnicom Group Inc. had used the fair value method to account for stock-based employee compensation.

	(Dollars in millions, except per share amounts)
For the years ended December 31:	2005	2004	2003	2002	2001
Revenue	$10,481.1	$ 9,747.2	$ 8,621.4	$7,536.3	$6,889.4
Operating Profit	1,339.8	1,215.4	1,091.9	985.1	889.1
Income After Income Taxes	845.3	782.5	696.1	625.0	495.9
Net Income	790.7	723.5	631.0	570.5	455.7
Net Income Per Common Share:
Basic	4.38	3.90	3.37	3.07	2.49
Diluted	4.36	3.88	3.37	3.07	2.48
Dividends Declared Per
Common Share	0.925	0.900	0.800	0.800	0.775

	(Dollars in millions, except per share amounts)
As of December 31:	2005	2004	2003	2002	2001
Cash, cash equivalents and
short-term investments	$ 1,209.9	$ 1,739.6	$ 1,548.9	$ 695.9	$ 517.0
Total assets	15,919.9	16,002.4	14,620.0	12,056.5	10,686.8
Long-term obligations:
Long-term debt	18.2	19.1	197.3	197.9	490.1
Convertible notes	2,339.3	2,339.3	2,339.3	1,747.0	850.0
Deferred compensation and
other liabilities	298.4	309.1	326.5	293.6	297.0

        As discussed in Note 1 to Omnicom Group Inc.’s consolidated financial statements, as required by SFAS No. 142, Goodwill and Other Intangibles (“SFAS 142”), beginning with Omnicom Group Inc.’s 2002 results, goodwill and other intangible assets that have indefinite lives are not amortized due to a change in generally accepted accounting principles, or GAAP. To make Omnicom Group Inc.’s results for the 2001 period more directly comparable in the table that follows, Omnicom Group Inc. adjusted its 2001 results to eliminate goodwill amortization and the related tax impact. As a result of excluding the goodwill amortization, this presentation is a non-GAAP financial measure. Omnicom Group Inc. believes that by excluding goodwill

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amortization in 2001, the table below presents selected financial data using amounts that are more comparable year-to-year and thus meaningful for purposes of this analysis. In addition, as a reminder, “Net Income, as reported, GAAP” includes the effect of the adoption of SFAS 123 for all prior periods presented below.

	(Dollars in millions, except per share amounts)
For the years ended December 31:	2005	2004	2003	2002	2001
Net Income, as adjusted:
Net Income, as reported, GAAP	$790.7	$723.5	$631.0	$570.5	$455.7
Add-back goodwill amortization,
net of income taxes	—	—	—	—	83.1

Net Income, excluding goodwill
amortization	$790.7	$723.5	$631.0	$570.5	$538.8

Basic Net Income per share:
as reported, GAAP	$4.38	$3.90	$3.37	$3.07	$2.49
as adjusted	$4.38	$3.90	$3.37	$3.07	$2.95
Diluted Net Income per share:
as reported, GAAP	$4.36	$3.88	$3.37	$3.07	$2.48
as adjusted	$4.36	$3.88	$3.37	$3.07	$2.92

        The following is a reconciliation of the “as reported” to “as adjusted” Net Income per share on a basic and diluted basis.

For the years ended December 31:	2005	2004	2003	2002	2001
Basic Net Income per share, as adjusted:
Net Income per common share:
Basic, as reported, GAAP	$4.38	$3.90	$3.37	$3.07	$2.49
Add-back goodwill amortization
per common share,
net of income taxes	—	—	—	—	0.46

Net Income per common share,
excluding goodwill amortization
Basic	$4.38	$3.90	$3.37	$3.07	$2.95

Diluted Net Income per share, as adjusted:
Net Income per common share:
Diluted, as reported, GAAP	$4.36	$3.88	$3.37	$3.07	$2.48
Add-back goodwill amortization
per common share,
net of income taxes	—	—	—	—	0.44

Net Income per common share,
excluding goodwill amortization
Diluted	$4.36	$3.88	$3.37	$3.07	$2.92

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows the ratio of earnings to fixed charges of Omnicom Group Inc. for each of the five most recent fiscal years.

	Year Ended December 31,
	2005		2004		2003		2002		2001
Ratio of earnings to fixed charges	6.50	x	6.62	x	5.83	x	5.86	x	4.49	x

        The ratio of earnings to fixed charges is computed by dividing fixed charges into income before income taxes plus dividends from affiliates and fixed charges. Fixed charges consist of interest expense and that portion of net rental expense deemed representative of interest.

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USE OF PROCEEDS

        Unless otherwise specified in an applicable prospectus supplement, Omnicom Group will use the proceeds it receives from the sale of the offered securities for general corporate purposes, which could include working capital, capital expenditures, acquisitions, refinancing of other debt or other capital transactions. Net proceeds may be temporarily invested prior to use. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of Omnicom Group and its subsidiaries at the time of issuance and the availability of other funds.

DESCRIPTION OF SENIOR DEBT SECURITIES

        The senior debt securities offered by this prospectus will be joint and several unsecured and unsubordinated obligations of Omnicom Group Inc., Omnicom Capital and/or, Omnicom Finance and will be senior debt issued under a senior debt indenture. A form of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

        The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms to be disclosed in the prospectus supplement. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in the applicable prospectus supplement and may be different from the disclosure in this prospectus. Copies of the indenture may be obtained from Omnicom Group Inc. or the trustee under the indenture.

        General

        If material, federal income tax consequences and other special considerations applicable to any debt securities issued by the Issuers at a discount will be described in the applicable prospectus supplement.

        Because Omnicom Group Inc. is a holding company, the claims of creditors of Omnicom Group Inc.’s subsidiaries will have a priority over Omnicom Group Inc.’s equity rights. The rights of Omnicom Group’s creditors, including the holders of debt securities, if any, issued by Omnicom Capital or Omnicom Finance, will be pari passu because all these entities will be jointly and severally liable in respect of the debt securities. Creditors of other subsidiaries will have the right to participate in the assets of the particular subsidiary upon the subsidiary’s liquidation or reorganization otherwise.

        The applicable prospectus supplement relating to any series of debt securities will describe the following terms, where applicable:

•	the title of the debt securities;
•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;
•	any limit on the aggregate principal amount of the debt securities;
•	the maturity date or dates;
•	the interest rate or the method of computing the interest rate;
•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;
•	the location where payments on the debt securities will be made;
•	the terms and conditions on which the debt securities may be redeemed at the option of the Issuers;
•	any obligation of the Issuers to redeem or purchase the debt securities pursuant to sinking fund provisions;
•	any obligation of the Issuers to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

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•	if other than denominations of $1,000, the denominations in which debt securities may be issued;
•	whether the debt securities are to trade in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates;
•	if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;
•	the provisions relating to any security provided for the debt securities;
•	any events of default not described in “Defaults” below;
•	the terms on which the debt securities may be exchanged or converted into common stock or preferred stock;
•	the form and terms of any guarantee of or security for the debt securities;
•	the indenture trustee;
•	any depositaries, interest rate calculation agents or other agents;
•	any material provisions of the indenture described in this prospectus that do not apply to the debt securities; and
•	any other specific terms of the debt securities.

        The terms on which a series of debt securities may be convertible into or exchangeable for common stock or preferred stock of the Omnicom Group Inc. will be set forth in the prospectus supplement relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Issuers. The terms may include provisions pursuant to which the number of shares of common stock or other securities of the Omnicom Group Inc. to be received by the holders of such series of debt securities may be adjusted.

        The debt securities will be issued only in registered form. Debt securities of a series will either be global securities registered in book-entry form, or a physical (paper) certificate issued in definitive, or certificated, registered form. Procedures relating to global securities are described below under “Book-Entry Procedures and Settlement.” Unless otherwise provided in the applicable prospectus supplement, debt securities denominated in United States dollars will be issued only in denominations of $1,000 and whole multiples of $1,000. The prospectus supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

        Debt securities represented by a paper certificate may be presented for exchange or transfer at the office of the Registrar. Holders will not have to pay any service charge for any registration of transfer or exchange of their certificates, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Payment and Paying Agents

        Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal office of the Paying Agent. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of the trustee in New York City, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the prospectus supplement.

Ranking

        The debt securities will be the joint and several senior unsecured obligations of Omnicom Group Inc., Omnicom Capital and/or Omnicom Finance. The debt securities will rank equal in right of payment to all of the Issuers’respective existing and future senior unsecured indebtedness. However, Omnicom Group Inc. is a holding company and Omnicom Capital and Omnicom Finance are finance subsidiaries. As finance subsidiaries, their respective assets consist of the intercompany loans they make or have made to Omnicom Group Inc.’s

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operating subsidiaries and the related interest receivables. As a result the debt securities are effectively subordinated to all existing and future obligations of Omnicom Group Inc.’s operating subsidiaries, including trade payables, and to the Issuers’ respective obligations that are secured, to the extent of the security.

Book-Entry Procedures and Settlement

        The debt securities will be issued in book-entry form only and represented by one or more global securities registered in the name of, and deposited with a custodian for, DTC or its nominee. DTC or its nominee will be the sole registered holder of the debt securities for all purposes under the indenture. Owners of beneficial interests in the debt securities represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in these securities will be shown on, and may only be transferred through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of their interests, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of debt securities under the global securities or the indenture. The Issuers and the trustee, and any of their respective agents, may treat DTC as the sole holder and registered owner of the global securities.

Optional Redemption

        Unless an applicable prospectus supplement specifies otherwise, the debt securities will not be redeemable. In the event the debt securities are redeemable, the debt securities will be redeemable, as a whole or in part, at the Issuers’ option, at any time or from time to time, upon mailed notice to the registered address of each holder of debt securities at least 30 days but not more than 60 days prior to the redemption. The redemption price will be equal to the greater of (1) 100% of the principal amount of the debt securities to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) on such debt securities discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate (as defined below) plus a make whole spread, which will be specified in the applicable prospectus supplement, plus accrued and unpaid interest thereon to the redemption date.

        “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

        “Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer (as defined below) as having a maturity comparable to the remaining term of the debt securities, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the debt securities.

        “Comparable Treasury Price” means, with respect to any redemption date, the Reference Treasury Dealer Quotations (as defined below) for that redemption date.

        “Reference Treasury Dealer” means each of any three primary U.S. Government securities dealer selected by us, and their respective successors.

        “Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding that redemption date.

        “Remaining Scheduled Payments” means the remaining scheduled payments of principal of and interest on the debt securities that would be due after the related redemption date but for that redemption. If that redemption date is not an interest payment date with respect to the debt securities, the amount of the next succeeding scheduled interest payment on the debt securities will be reduced by the amount of interest accrued on the debt securities to such redemption date. On and after the redemption date, interest will cease to accrue on

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the debt securities or any portion of the debt securities called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the debt securities to be redeemed on that date. If less than all of the debt securities are to be redeemed, the debt securities to be redeemed shall be selected by the trustee by a method the trustee deems to be fair and appropriate.

Consolidation, Merger or Sale

        The Issuers may not consolidate with or merge into, or convey, transfer or lease their respective properties and assets as an entirety or substantially as an entirety to, any person, referred to as a “successor person,”except in the case of Omnicom Capital and Omnicom Finance with, into or to Omnicom Group Inc., each other or any other subsidiary of Omnicom Group Inc., unless:

•	either (a) an Issuer is the continuing person or (b) the resulting, surviving or transferee person is an entity organized under the laws of the United States;
•	the successor person expressly assumes the respective Issuer’s obligations with respect to the debt securities and the indenture;
•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and
•	the respective Issuer or the successor person has delivered to the trustee the certificates and opinions required under the indenture.

Modification of the Indenture

        Under the indenture, the Issuers and the trustee may enter into supplemental indentures without obtaining the consent of any holder of debt securities:

•	to cure any ambiguity, defect or inconsistency;
•	to comply with the indenture’s provisions regarding successor corporations;
•	to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;
•	to provide for global securities in addition to or in place of certificated debt securities;
•	to add to, change or eliminate any of the provisions of the indenture with respect to any series of debt securities; although no such addition, change or elimination may apply to any series of debt security created prior to the execution of such amendment and entitled to the benefit of such provision, nor may any such amendment modify the rights of a holder of any such debt security with respect to such provision, unless the amendment becomes effective only when there is no outstanding debt security of any series created prior to such amendment and entitled to the benefit of such provision;
•	to make any change that does not adversely affect in any material respect the interest of any holder; or
•	to establish additional series of debt securities as permitted by the indenture.

        The Issuers and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series, modify the indenture or the rights of the holders of the securities of the series to be affected. No such modification may, without the consent of the holder of each security affected:

•	reduce the percentage of securities whose holders need to consent to the modification;
•	reduce the rate or change the time of payment of interest on the securities;
•	reduce the principal amount of or the premium, if any, on the securities;
•	change the fixed maturity of any of the securities;
•	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;

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•	reduce the principal amount payable upon acceleration of the maturity of any securities issued originally at a discount;
•	waive a default in the payment of the principal amount of, the premium, if any, or any interest on the securities;
•	change the currency in which any of the securities are payable;
•	impair the right to sue for the enforcement of any payment on or after the maturity of the securities; or
•	waive a redemption payment with respect to the securities.

Defaults

        The indenture provides that events of default regarding any series of debt securities will be:

•	failure to pay required interest on any debt security of such series for 30 days;
•	failure to pay principal, other than a scheduled installment payment, or premium, if any, on any debt security of the series when due;
•	failure to make any required deposit of any sinking fund payment when due;
•	failure to perform for 60 days after notice any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than such series);
•	(A) the Issuers’ failure to make any payment by the end of any applicable grace period after maturity of their respective indebtedness, which term as used in the indenture means obligations (other than nonrecourse obligations) of the Issuers for borrowed money or evidenced by bonds, debentures, notes or similar instruments in an amount (taken together with amounts in (B)) in excess of $100 million and continuance of such failure, or (B) the acceleration of their respective indebtedness in an amount (taken together with the amounts in (A)) in excess of $100 million because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled in case of (A) or (B) above, for a period of 30 days after written notice to the Issuers by the trustee or to the Issuers and the trustee by the holders of not less than 25% in aggregate principal amount of the notes then outstanding; however, if any such failure or acceleration referred to in (A) or (B) above shall cease or be cured or be waived, rescinded or annulled in accordance with the terms of the applicable debt security, then the event of default by reason thereof shall be deemed not to have occurred;
•	certain events of bankruptcy or insolvency, whether voluntary or not; or
•	any other event of default described in the prospectus supplement of such series of debt securities.

        If an event of default (other than the bankruptcy provision) regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable. If a bankruptcy event occurs, the principal of and accrued and unpaid interest on the debt securities of such series shall immediately become due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities of such series. The holders of a majority in principal amount of debt securities of such series may rescind any other declaration or acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default have been cured or waived (other than nonpayment of principal or interest that has become due solely as a result of acceleration). The Issuers are required to file annually with the trustee a statement of an officer as to the fulfillment by the Issuers of their respective obligations under the indenture during the preceding year.

        Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indenture. Holders of a majority in principal amount of the outstanding debt securities of any series also will be entitled to waive past defaults regarding the series, except for a default in payment of principal, premium or interest or a default in a covenant or provision which may not

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be modified or amended without the consent of each holder of a debt security of the affected series. The trustee generally may not be ordered or directed by any of the holders of debt securities to take any action, unless one or more of the holders shall have offered to the trustee reasonable security or indemnity.

        If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.

        Before any holder of any series of debt securities may institute action for any remedy, except payment on the holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action.

Defeasance

        The indenture provides that the Issuers may specify with respect to any series of debt securities that after the Issuers have deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of the debt securities of such series when due, then the Issuers:

•	will be deemed to have paid and satisfied its obligations on all outstanding debt securities of such series, which is known as “defeasance and discharge”; or
•	will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of such debt securities, relating to the debt securities of such series, which is known as “covenant defeasance.”

        In each case, the Issuers must also deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will have no federal income tax consequences as a result of such deposit.

        When there is a defeasance and discharge, (1) the indenture will no longer govern the debt securities of such series, (2) the Issuers will no longer be liable for payment, and (3) the holders of the debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, the Issuers will continue to be obligated to make payments when due if the deposited funds are not sufficient.

Further Issues

        The Issuers may from time to time, without notice to or the consent of the registered holders of a series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of the corresponding series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of the corresponding series and have the same terms as to status, redemption or otherwise as the debt securities of the corresponding series.

Concerning the Trustee

        The trustee may engage in transactions with, or perform services for, the Issuers and affiliates of the Issuers in the ordinary course of business. The trustee will perform only those duties that are specifically set forth in the indenture unless an event of default under the indenture occurs and is continuing. In case an event of default occurs and is continuing, the trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs.

Applicable Law

        The debt securities and the indenture will be governed by, and construed in accordance, with the laws of the State of New York.

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WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION OF DOCUMENTS BY REFERENCE

        This prospectus is a part of a registration statement filed by Omnicom Group Inc., Omnicom Capital, and Omnicom Finance under the Securities Act of 1933. The registration statement also includes additional information not contained in this prospectus.

        Omnicom Group Inc. files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Omnicom Group Inc. files at the SEC’s public reference rooms at 100 F Street N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

        The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement (as well as the related registration statement) the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus as a legal matter. Information that we file later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:

•	Annual Report on Form 10-K of Omnicom Group Inc. for the year ended December 31, 2005; and
•	Annual Proxy Statement dated April 25, 2005.

        All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) if applicable, the date any underwriters stop offering securities pursuant to this prospectus will also be incorporated by reference in this prospectus from the date of filing of such documents. Upon request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

        This information is also available on the investor relations page of our web site at http://www.omnicomgroup.com. Information included or available through our website does not constitute a part of this prospectus or any prospectus supplement. You may also request a copy of these filings, at no cost, by writing or telephoning Omnicom Group Inc. at the following address:

Michael J. O’Brien, Esq. Secretary and General Counsel Omnicom Group Inc. 437 Madison Avenue New York, NY (10022) (212) 415-3600

        You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

FORWARD-LOOKING INFORMATION

        Some of the statements in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, these statements relate to future events or Omnicom Group’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause Omnicom Group’s or its industry’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,”

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“should,”“expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,”“predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Moreover, Omnicom Group Inc., Omnicom Capital and Omnicom Finance do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. Omnicom Group Inc., Omnicom Capital, and Omnicom Finance have no duty to update any of the forward-looking statements after the date of this prospectus to conform them to actual results.

LEGAL MATTERS

        The validity of the debt securities offered hereby will be passed upon for us by Jones Day, New York, New York. Certain legal matters in connection with the securities and any offering of those securities will be passed upon for us by our general counsel, Michael O’Brien, Esq. Mr. O’Brien is an officer of Omnicom Group Inc. and has received, and may in the future receive, awards of restricted stock and other benefits determined by reference to Omnicom Group Inc. securities. Mr. O’Brien beneficially owns or has rights to acquire a total of less than 1% of Omnicom Group Inc.’s outstanding common stock.

EXPERTS

        The consolidated financial statements and schedules of Omnicom Group Inc. as of December 31, 2005 and 2004,and for each of the years in the three-year period ended December 31, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        Expenses payable in connection with the distribution of the securities being registered (estimated except for the registration fee), all of which will be borne by the registrants, are as follows:

Registration Fee	$ *
Trustee's Fees and Expenses(1)	$ 25,000
Printing and Engraving Fees(1)	$ 25,000
Legal Fees And Expenses(1)	$100,000
Accounting Fees and Expenses(1)	$ 50,000
Miscellaneous Expenses(2)	$750,000

Total	$950,000

*	Deferred in reliance on Rule 456(b) and 457(r).
(1)	Estimated.
(2)	Includes estimates of blue sky fees and expenses, transfer agent and registration fees and expenses, and rating agency fees.

Item l5. Indemnification of Directors and Officers.

Omnicom Group Inc.

        Omnicom Group Inc.’s certificate of incorporation contains a provision limiting the liability of directors (except for approving statutorily prohibited dividends, share repurchases or redemptions, distributions of assets on dissolution or loans to directors) to acts or omissions determined by a judgement or other final adjudication to have been in bad faith, involving intentional misconduct or a knowing violation of the law, or resulting in personal gain to which the director was not legally entitled. Omnicom Group Inc.’s by-laws provide that an officer or director will be indemnified against any costs or liabilities, including attorney’s fees and amounts paid in settlement with Omnicom Group Inc.’s consent in connection with any claim, action or proceeding to the fullest extent permitted by the New York Business Corporation Law.

        Section 722(a) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director, made, or threatened to be made, a party to an action other than one by or in the right of the corporation, including an action by or in the right of any other corporation or other enterprise, that any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action, or any appeal therein, if such director or officer acted in good faith for a purpose he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and in criminal actions in addition had no reasonable cause to believe that his conduct was unlawful.

        Section 722(c) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was an officer or director of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action, or

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a pending action that is settled or otherwise disposed of, or (2) any claim, issue or matter for which the person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for that portion of the settlement and expenses as the court deems proper.

        Section 723 of the New York Business Corporation Law provides that an officer or director who has been successful on the merits or otherwise in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in the section. Section 724 of the New York Business Corporation Law permits a court to award the indemnification required by Section 722. Omnicom Group Inc. has entered into agreements with our directors to indemnify them for liabilities or costs arising out of any alleged or actual breach of duty, neglect, errors or omissions while serving as a director.

        Omnicom Group Inc. also maintains and pay premiums for directors’ and officers’ liability insurance policies.

Omnicom Capital Inc.

        Sections 33-770 through 33-776 of the Business Corporation Act of the State of Connecticut provide that a corporation may indemnify a director or officer against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred by him or her, including attorneys’fees, for actions brought or threatened to be brought against him or her in his or her capacity as a director or officer, other than actions brought by or in the right of the corporation, when it is determined by certain disinterested parties that he or she acted in good faith in a manner he or she reasonably believed to be in the corporation’s best interest (or in the case of conduct not in his or her official capacity, at least not opposed to the best interests of the corporation). In any criminal action or proceeding, it also must be determined that the director or officer had no reasonable cause to believe that his or her conduct was unlawful. A director or officer must be indemnified when he or she is wholly successful on the merits or otherwise in the defense of a proceeding or in circumstances where a court determines that he or she is fairly and reasonably entitled to be indemnified. In connection with shareholder derivative suits, a director or officer may not be indemnified unless he or she is finally adjudged (a) to have met the relevant standard of conduct described above and (b) not to have received a financial benefit to which he or she was not entitled, whether or not he or she was acting in his or her official capacity. Omnicom Capital maintains and pays premiums for its directors’ and officers’ liability insurance policies.

Omnicom Finance Inc.

        Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting (and, in some situations, requiring) Delaware corporations such as Omnicom Finance to provide indemnification to their officers and directors for losses and litigation expenses incurred in connection with, among other things, their service to the corporation in those capacities. Our certificate of incorporation contains provisions requiring Omnicom Finance to indemnify and hold harmless its directors, officers and employees to the fullest extent permitted or required by law. Among other things, these provisions provide that Omnicom Finance is required to indemnify any person who is or was a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that the indemnitee is or was acting in an official capacity as Omnicom Finance’s director, officer, employee or agent, or is or was serving at Omnicom Finance’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to any employee benefit plan) against all expenses, liabilities and losses, including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by the indemnitee in connection with such proceeding to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may be amended (but, in the case of any amendment, only to the extent that the amendment permits Omnicom Finance to provide broader indemnification rights than law permitted Omnicom Finance to provide prior to the amendment). These provisions also provide for the advance payment of fees and expenses incurred by the indemnitee in defense of any such proceeding, subject to reimbursement by the indemnitee if it is ultimately determined that the indemnitee is not entitled to be indemnified by Omnicom Finance. Omnicom Finance maintains and pays premiums for directors’ and officers’ liability insurance policies.

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Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number		Description of Exhibit
1.1	*	Underwriting Agreement
3.1	(i)	Restated Certificate of Incorporation (Exhibit 3.1 to Omnicom Group Inc.’s Quarterly Report on Form 10-Q for the quarter ended 6-30-2003 and incorporated herein by reference)
	(ii)	By-laws (Exhibit 3.2 to Omnicom Group Inc.’s Quarterly Report on Form 10-Q for the quarter ended 6-30-2003 and incorporated herein by reference)
4.1		Form of Senior Debt Securities Indenture
4.2		Form of Senior Debt Securities (included in Exhibit 4.1)
5.1		Opinion of Jones Day
12.1		Statement Regarding Computation of Ratio of Earnings to Fixed Charges
23.1		Consent of KPMG LLP
23.2		Consent of Jones Day (included in Exhibit 5.1)
24.1		Power of Attorney (included on Signature Page)
25.1		Statement of Eligibility of Trustee on Form T-1

*	To be filed as an exhibit to Current Report on Form 8-K and incorporated by reference.

Item 17. Undertakings.

        The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement and;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided however, that paragraphs (1)(i), (1)(ii) and (1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment to this Registration Statement any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the Registrants are relying on Rule 430B:

A	Each prospectus filed by the Registrants pursuant to Rule 424(b)(3)shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the Registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

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(6) The undersigned Registrants further undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrants pursuant to the provisions described under Item 15 above, or otherwise, the Registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 21, 2006.

OMNICOM GROUP INC.

By:	/s/ RANDALL J. WEISENBURGER
Randall J. Weisenburger
Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below does hereby constitute and appoint John D. Wren and Michael J. O’Brien, and each of them, with full powers of substitution, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of securities registered pursuant hereto, including specifically, but without limitation thereof, power and authority to sign his or her name, in any and all capacities set forth beneath his or her name, to any amendment to this Registration Statement in respect of said securities and to any documents filed as part of or in connection with this Registration Statement or amendments thereto; and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ BRUCE CRAWFORD Bruce Crawford	Chairman and Director	March 21, 2006

/s/ JOHN D. WREN John D. Wren	President, Chief Executive Officer and Director (Principal Executive Officer)	March 21, 2006

/s/ RANDALL J. WEISENBURGER Randall J. Weisenburger	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 21, 2006

/s/ PHILIP J. ANGELASTRO Philip J. Angelastro	Senior Vice President Finance and Controller (Principal Accounting Officer)	March 21, 2006

/s/ ROBERT CHARLES CLARK Robert Charles Clark	Director	March 21, 2006

/s/ LEONARD S. COLEMAN, Jr. Leonard S. Coleman, Jr.	Director	March 21, 2006

/s/ ERROL M. COOK Errol M. Cook	Director	March 21, 2006

/s/ SUSAN S. DENISON Susan S. Denison	Director	March 21, 2006

/s/ MICHAEL A. HENNING Michael A. Henning	Director	March 21, 2006

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Signature and Title	Title	Date

/s/ JOHN R. MURPHY John R. Murphy	Director	March 21, 2006

/s/ JOHN R. PURCELL John R. Purcell	Director	March 21, 2006

/s/ LINDA JOHNSON RICE Linda Johnson Rice	Director	March 21, 2006

/s/ GARY L. ROUBOS Gary L. Roubos	Director	March 21, 2006

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Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicom Capital Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 21, 2006.

OMNICOM CAPITAL INC.
as Registrant

By:	/s/ DENNIS E. HEWITT
Dennis E. Hewitt
President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ DENNIS E. HEWITT Dennis E. Hewitt	President and Chief Executive Officer and Director (Principal Executive Officer)	March 21, 2006

/s/ ERIC HUTTNER Eric Huttner	Executive Vice President and Director (Principal Financial Officer)	March 21, 2006

/s/ MAEVE C. ROBINSON Maeve C. Robinson	Treasurer and Director (Principal Accounting Officer)	March 21, 2006

/s/ RANDALL J. WEISENBURGER Randall J. Weisenburger	Director	March 21, 2006

/s/ MICHAEL J. O’BRIEN Michael J. O’Brien	Director	March 21, 2006

/s/ WILBANK LEE Wilbank Lee	Director	March 21, 2006

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Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicom Finance Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 21, 2006.

OMNICOM FINANCE INC.
as Registrant

By:	/s/ DENNIS E. HEWITT
Dennis E. Hewitt
Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ RANDALL J. WEISENBURGER Randall J. Weisenburger	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer)	March 21, 2006

/s/ DENNIS E. HEWITT Dennis E. Hewitt	Treasurer	March 21, 2006

/s/ PHILIP J. ANGELASTRO Philip J. Angelastro	Controller and Director (Principal Accounting Officer)	March 21, 2006

/s/ MAEVE C. ROBINSON Maeve C. Robinson	Director	March 21, 2006

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INDEX TO EXHIBITS

Exhibit Number		Description of Exhibit
1.1	*	Underwriting Agreement
3.1	(i)	Restated Certificate of Incorporation (Exhibit 3.1 to Omnicom Group Inc.’s Quarterly Report on Form 10-Q for the quarter ended 6-30-2003 and incorporated herein by reference)
	(ii)	By-laws (Exhibit 3.2 to Omnicom Group Inc.’s Quarterly Report on Form 10-Q for the quarter ended 6-30-2003 and incorporated herein by reference)
4.1		Form of Senior Debt Securities Indenture
4.2		Form of Senior Debt Securities (included in Exhibit 4.1)
5.1		Opinion of Jones Day
12.1		Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of KPMG LLP
23.2		Consent of Jones Day (included in Exhibit 5.1)
24.1		Power of Attorney (included on Signature Page)
25.1		Statement of Eligibility of Trustee on Form T-1

*	To be filed as an exhibit to Current Report on Form 8-K and incorporated by reference.